LIGHTING SCIENCE GROUP RETAINS THE EQUITY GROUP
TO PROVIDE INVESTOR RELATIONS SERVICES

DALLAS, TX — February 15, 2005 — Lighting Science Group Corporation (OTC:PXGC.PK) today announced that it has retained The Equity Group Inc. of New York City to provide investor relations and financial public relations services.

Ron Lusk, Chairman and CEO of Lighting Science Group, stated, “We have engaged The Equity Group to assist us with communicating the Company’s investment merits to the investment community, shareholders and the media. The Equity Group came highly recommended as a respected, experienced and results-driven investor relations firm. We were impressed by the caliber, longevity, and references of their corporate clients, and are confident that they will represent us well within the financial community and the media.”

About Lighting Science Group Corporation
Lighting Science Group Corporation (www.lsgc.com) designs and sells energy efficient lighting solutions based on light emitting diodes (LED). The Company's patent-pending designs and manufacturing processes enable affordable, efficient and long lasting LED bulbs to be quickly deployed in existing lighting applications and produce immediate cost savings and environmental benefits.

About The Equity Group
The Equity Group Inc., based in New York City and founded in 1974, provides a full spectrum of investor and financial public relations services primarily to growth companies listed on Nasdaq, and the American and New York Stock Exchanges. For more information, visit www.theequitygroup.com.

Certain statements in the press release constitute "forward-looking statements" relating to Lighting Science Group Corporation within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events, our financial performance and operating results, our business strategy and our financing plans are forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may," "will," "would," "should," "could," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict, " "potential" or "continue, " the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements.

“Lighting Science” is a trademark of Lighting Science Group Corporation.

Contact:
Ron Lusk, Chairman & CEO      Investor Relations Counsel:
Lighting Science Group Corporation       The Equity Group Inc.
214-382-3630           Loren G. Mortman
                      212-836-9604
                      Lauren Barbera
                         212-836-9610

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